SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT DATE OF EARLIEST EVENT REPORTED) OCTOBER 6, 2003(OCTOBER 3, 2003)

                         COMMISSION FILE NUMBER 0-25356

                           -------------------------

                                   P-COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                  77-0289371
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                          3175 S. WINCHESTER BOULEVARD
                               CAMPBELL, CA 95008
                                 (408) 866-3666

       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)


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



Item 5.  Other Events and Regulation FD Disclosure.

P-Com, Inc. entered into a Securities Purchase Agreement, dated October 3, 2003, with several accredited investors (the "Investors") for the issuance and sale by P-Com of $11 million of Series C Preferred Stock. The purchase price of the Series C Preferred Stock was $1750 per share and each share of Series C Preferred Stock converts into 17,500 shares of P-Com common stock. P-Com also issued warrants to purchase an aggregate of approximately 90,000,000 shares of P-Com common stock. Pursuant to a Registration Rights Agreement, dated October 3, 2003, P-Com has agreed to register the resale of these securities and the underlying shares of common stock.

The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

         Exhibit 4.1 Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of P-Com, Inc., as filed with the Delaware Secretary of State on September 24, 2003

         Exhibit 10.1 Form of Securities Purchase Agreement, dated October 3, 2003, by and among P-Com, Inc. and Investors

         Exhibit 10.2 Form of Registration Rights Agreement, dated October 3, 2003, by and among P-Com, Inc. and Investors

         Exhibit 10.3      Form of Series C-1 Warrant

         Exhibit 10.4      Form of Series C-2 Warrant

         Exhibit 99.1 News Release of P-Com, Inc., dated October 6, 2003, to report the completion of an $11.0 million private placement of Series C Preferred Stock.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        P-COM, INC.

                                        By:  /s/ Sam Smookler
                                          ------------------------------------
                                          Sam Smookler
                                          President and Chief Executive Officer


Date: October 6, 2003